Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors & Media: Julie D. Dewey Sr. Vice President, Chief Communications Officer Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Announces Privately Negotiated Exchange of

Wright Medical Group, Inc.’s 2.00% Cash Convertible Senior Notes due 2020 for its 1.625%

Cash Convertible Senior Notes due 2023

AMSTERDAM, The Netherlands – January 31, 2019 – Wright Medical Group N.V. (NASDAQ: WMGI) (the “Company”) today announced that it has entered into privately negotiated agreements among the Company, Wright Medical Group, Inc., an indirect, wholly-owned subsidiary of the Company (“WMG”), and a limited number of investors who are accredited investors (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or qualified institutional buyers (as defined in Rule 144A under the Securities Act) who are holders of WMG’s existing 2.00% cash convertible senior notes due 2020 (the “existing notes”) to exchange (the “exchange”) $112,106,000 aggregate principal amount of existing notes for $120,223,000 aggregate principal amount of newly issued notes under WMG’s existing indenture for its 1.625% cash convertible senior notes due 2023 (the “2023 notes”). For each $1,000 principal amount of existing notes validly submitted for exchange, WMG will deliver $1,072.40 principal amount of 2023 notes to the exchanging investor (subject, in each case, to rounding to the nearest $1,000 aggregate principal amount for each such exchanging investor). There will be no separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the closing date of the exchange. The 2023 notes are referred to as “exchangeable” in the exchange agreements with participating investors because they will be issued by WMG, not the Company. The exchange is expected to close on February 7, 2019, subject to customary closing conditions. Neither the Company nor WMG will receive any cash proceeds from the exchange of existing notes for the 2023 notes.

The additional 2023 notes will be issued pursuant to the Indenture, dated June 28, 2018, by and among the Company, WMG and Bank of New York Mellon Trust Company, N.A., governing the 2023 notes (the “Indenture”).    After giving effect to the issuance of the 2023 notes and the exchange of the Existing Notes pursuant to the exchange, $795,233,000 aggregate principal amount of the 2023 notes is expected to be issued and outstanding under the Indenture and $74,483,000 aggregate principal amount of the Existing Notes is expected to remain issued and outstanding.

In connection with the issuance of the new 2023 notes offered in the exchange, WMG and the Company have entered into privately negotiated cash convertible note hedge transactions with certain financial institutions (the “option counterparties”). The cash convertible note hedge transactions are generally intended to reduce the net amount of cash payments that WMG may be required to make upon conversion of the newly issued 2023 notes to the extent that such cash payments exceed the principal amount of such converted 2023 notes. The Company also has entered into separate privately negotiated warrant transactions with the option counterparties to sell the option counterparties warrants to purchase the Company’s ordinary shares. The warrants have an initial strike price of $40.86 per ordinary share, or approximately 36.3% higher than the last reported sale price of the Company’s ordinary shares on January 30, 2019, subject to certain adjustments under the terms of the warrant transactions. The issuance of the warrants could have a dilutive effect on the Company’s ordinary shares to the extent that the market price per ordinary share exceeds the applicable strike price of the warrants on any expiration date of the warrants.

WMG intends to pay approximately $26.0 million in the aggregate to the option counterparties for the note hedge transactions, and receive approximately $18.3 million in the aggregate from the option counterparties for the warrants, resulting in a net cost to the Company of approximately $7.7 million.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the cash convertible note hedge and warrant transactions, the option counterparties (or their respective affiliates) have entered into various derivative or other hedging transactions with respect to the Company’s ordinary shares concurrently with or shortly after the pricing of the exchange. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s ordinary shares or the 2023 notes.

In addition, the option counterparties or their respective affiliates may modify their hedge positions following the pricing of the exchange from time to time by entering into or unwinding various derivatives with respect to the Company’s ordinary shares and/or purchasing or selling ordinary shares or other securities of the Company in secondary market transactions (and are likely to do so during any observation period related to a conversion of 2023 notes). This activity could impact the market price of the Company’s ordinary shares or the 2023 notes, which could affect the ability to convert the 2023 notes and, to the extent the activity occurs during any observation period related to a conversion of 2023 notes, it could affect the amount of cash holders will receive upon conversion of the 2023 notes.

In addition, in connection with the exchange, the Company and WMG expect to enter into agreements with the counterparties (the “existing option counterparties”) to WMG’s existing convertible note hedge transactions to terminate a portion of such existing convertible note hedge transactions in a notional amount corresponding to the amount of the existing notes exchanged (the “unwind agreements”). Pursuant to the unwind agreements, the existing option counterparties will also terminate a portion of the Company’s existing warrant transactions in respect of the existing notes with the existing option counterparties. In connection with any termination of existing convertible note hedge and existing warrant transactions and the related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell the Company’s ordinary shares in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to the Company’s ordinary shares. Any of these activities could decrease (or reduce the size of any increase in) the market price of the Company’s ordinary shares at that time and it could decrease (or reduce the size of any increase in) the market value of the 2023 notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2023 notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The exchange, including the offer and sale of the 2023 notes have not been registered under the Securities Act or any state securities laws. The 2023 notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the expected effect of the hedge and warrant transactions and the timing and principal amounts to be exchanged in the exchange. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements, including, without limitation, whether or not the Company will be able to consummate the exchange or the hedge and warrant transactions on the timelines or with the terms anticipated, if at all, and, if consummated, whether the hedge and warrant transactions will have the anticipated effect of reducing the Company’s exposure under the 2023 notes to future increases in the price of the Company’s ordinary shares. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Investors should not place considerable reliance on the forward-looking statements contained in this press release. The Company is providing this information as of the date of this press release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

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